[LOGO]  FONTANELLA AND BABITTS
        CERTIFIED PUBLIC ACCOUNTANTS               534 Union Boulevard
                                                   Totowa Boro, New Jersey 07512
                                                   Tel:     (973) 595-5300
                                                   Fax:     (973) 595-5890



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS






We have issued our report dated November 25, 2003 accompanying the consolidated financial statements of Roebling Financial Corp, Inc. included in the Annual Report on Form 10-KSB for the year ended September 30, 2003 which are incorporated by reference in this Registration Statement of the aforementioned report.








                                                     /s/Fontanella and Babitts
                                                     ---------------------------
October 19, 2004                                     Fontanella and Babitts